EXHIBIT 23.1


                        INDEPENDENT ACCOUNTANTS' CONSENT


The  Board  of  Directors
AirGate  PCS,  Inc.:

We consent to the incorporation by reference in this Registration Statement on Form S-3 of AirGate PCS, Inc. of our reports dated November 10, 2000, relating to the consolidated balance sheets of AirGate PCS, Inc. and subsidiaries as of September 30, 2000 and 1999, and the related consolidated statements ofoperations, stockholders' equity (deficit), and cash flows for the year ended
September 30, 2000, the nine month period ended September 30, 1999, and the year ended December 31, 1998, and the related financial statement schedule, which reports appears in the September 30, 2000, annual report on Form 10-K of AirGate PCS, Inc. and to the reference to our firm under the heading
"Experts"  in  the  registration  statement.

                                              /s/  KPMG  LLP
                                            -------------------
                                              KPMG  LLP
     --------------
Atlanta,  Georgia
March  21,  2001

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